BLACKSKY REPORTS SECOND QUARTER 2026 RESULTS

Total Revenue Grows 50% YoY Driven by Demand for Gen-3
International Revenue Grows 200% YoY from Diversified Customer Base
Space-Based Intelligence Revenue Grows 50% Sequentially Accelerating Contribution Performance

HERNDON, VA – August 6, 2026 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the second quarter ended June 30, 2026.

“Strong sales performance is accelerating revenue and earnings growth, driven by a 50% growth in space-based intelligence services from Q1,” said Brian E. O’Toole, BlackSky CEO. “With the exceptional performance of Gen-3, we’re seeing momentum across all aspects of our business resulting in an expanding customer base, a growing pipeline, and increasing backlog. During the quarter, we added approximately $150 million of cash to further strengthen our balance sheet and cash position.”

Second Quarter Financial Highlights:
•Total revenue of $33 million, up 50% from prior year
•Record space-based intelligence & AI services revenue of $25 million
•Cash balance of $244 million as of June 30, 2026

Recent Highlights
•Awarded an eight-figure contract with the NRO to accelerate development of AROS, a high-performance digital mapping system, as a critical commercial alternative for foundation imagery
•Converted another international pilot program into a seven-figure subscription contract for Gen-3 and Gen-2 Assured and On-Demand imagery and analytic services
•Secured renewal awards over seven-figures supporting NGA Luno program with location, positioning, and facility monitoring services
•Won several six-figure contracts with commercial customers for global monitoring and analytic services
•Awarded multiple U.S. R&D contracts to field mission-critical Gen-3 AI solutions to enhance customer’s space-based tactical ISR operations
•Continued to win new orders through the U.S. Space Force Global Data Marketplace
•Next two Gen-3 satellites expected to launch in the third quarter

Financial Results
Revenues
Total revenue for the second quarter of 2026 was $33.3 million, compared to $22.2 million in the second quarter of 2025. The year-over-year increase of $11.1 million, or 50%, was primarily driven by record space-based intelligence and AI services revenue from accelerating customer adoption of Gen-3 subscription services.

Cost of Sales(1)
Total cost of sales as a percentage of revenue improved to 27% for the second quarter of 2026, compared to 28% for the second quarter of 2025.

Operating Expenses
Operating expenses for the second quarter of 2026 were $32.1 million, which included $4.1 million of non-cash stock-based compensation expense and $8.0 million in depreciation and amortization expenses. Operating expenses for the second quarter of 2025 were $29.9 million, which included $3.3 million in non-cash stock-based compensation expense and $7.2 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(2) for the second quarter of 2026 were $20.0 million, essentially flat compared to $19.4 million in the prior year quarter.

Net Loss
Net loss for the second quarter of 2026 was $20.8 million, compared to a net loss of $41.2 million for the second quarter of 2025. The year-over-year improvement of $20.4 million was primarily due to changes in the gain/(loss) on derivatives, which are driven by fluctuations in the Company’s equity warrants and other equity instruments that are measured at fair value and driven by the Company’s common stock price.

Adjusted EBITDA(2)
Adjusted EBITDA for the second quarter of 2026 was $4.7 million, a 14.2% margin on $33.3 million in revenue. The year-over-year increase of $7.5 million was primarily driven by increased revenues of high-margin space-based intelligence and AI services.

Balance Sheet & Capital Expenditures
As of June 30, 2026, cash and cash equivalents, restricted cash, and short-term investments totaled $244.1 million. During the quarter, the Company raised $150 million from the issuance of 3.6 million shares under the Company’s at-the-market equity program. Capital expenditures for the second quarter of 2026 were 15.4 million.

(1) Cost of sales is defined as space-based intelligence & AI services costs, excluding depreciation and amortization, mission solutions costs, excluding depreciation and amortization, and advanced technology programs costs, excluding depreciation and amortization.
(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

2026 Outlook
BlackSky is reaffirming its full year 2026 outlook, which was previously updated on May 7, 2026. The Company expects full year revenue between $130 million and $150 million, Adjusted EBITDA between $12 million and $24 million, and capital expenditures between $50 million and $60 million.

BlackSky has not reconciled its non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses, change in fair value of warrant liabilities, and depreciation and amortization are uncertain or out of BlackSky’s control and cannot be reasonably predicted. The actual amount of these expenses will have a significant impact on BlackSky’s future GAAP financial results. Accordingly, a reconciliation of BlackSky’s non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 a.m. EDT. Senior management will review the second quarter results, discuss BlackSky’s business, and answer questions. To access the live webcast, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events”. A presentation accompanying the webcast can also be found on the investor relations website. The webcast and conference call will be archived on the investor relations website following completion of the call.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence system that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, unrealized gain or loss on certain warrants/shares classified as derivative liabilities; loss on debt extinguishment; non-recurring transaction costs; litigation, settlements, and related costs; severance; and impairment, obsolescence, and asset disposals. Cash operating expenses is defined as operating expenses less stock-based compensation expense for selling, general, and administrative costs, and depreciation and amortization expense. The Company believes evaluating cash operating expenses is useful to manage expenses as it excludes non-cash items that may obscure the underlying business performance.

Adjusted EBITDA and cash operating expenses are non-GAAP financial performance measures. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of adjusted EBITDA to net loss, the most comparable measure reported in accordance with GAAP, and for a discussion of the presentation, comparability, and use of adjusted EBITDA. Please refer to the schedule herein for a reconciliation of cash operating expenses to operating expenses, the most comparable measure reported in accordance with GAAP, and this press release for a discussion of the use of cash operating expenses.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this press release, including statements as to future performance, our guidance outlook for the year, expected revenues and expected capital expenditures, our ability to sustain revenue growth, pipeline growth, backlog growth, expectations regarding the receipt of cash from customers over the next 12 months, expectations regarding global demand for our products and services, expectation regarding fulfillment of contracts with U.S. government customers and other government customers due to budget uncertainties, our anticipated liquidity and cash flows, our anticipated Gen-3 satellite launch timing, demand for Gen-3 solutions, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, U.S. government budget uncertainties, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Senior Director, External Communications
bksypr@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Space-based intelligence & AI services	$24,507	$17,982	$41,026	$34,811
Mission solutions	5,111	1,051	7,120	10,893
Advanced technology programs	3,698	3,166	5,944	6,039
Total revenue	33,316	22,199	54,090	51,743
Costs and expenses
Space-based intelligence & AI services costs, excluding depreciation and amortization	5,395	3,460	10,319	7,278
Mission solutions costs, excluding depreciation and amortization	1,601	384	2,817	7,231
Advanced technology programs costs, excluding depreciation and amortization	2,053	2,403	3,245	4,338
Selling, general and administrative	23,778	22,667	46,340	44,109
Research and development	291	17	461	262
Depreciation and amortization	7,997	7,208	17,244	14,444
Total costs and expenses	41,115	36,139	80,426	77,662
Operating loss	(7,799)	(13,940)	(26,336)	(25,919)
Loss on derivatives	(10,517)	(24,435)	(18,734)	(22,534)
Interest income	1,348	677	2,372	1,250
Interest expense	(3,865)	(3,509)	(7,797)	(6,852)
Other (expense) income, net	(1)	3	(2)	68
Loss before income taxes	(20,834)	(41,204)	(50,497)	(53,987)
Income tax expense	—	(35)	—	(65)
Net loss	(20,834)	(41,239)	(50,497)	(54,052)
Other comprehensive income	—	—	—	—
Total comprehensive loss	$(20,834)	$(41,239)	$(50,497)	$(54,052)

Basic and diluted loss per share of common stock:
Net loss per share of common stock	$(0.54)	$(1.27)	$(1.35)	$(1.71)

Weighted average common shares outstanding - basic and diluted	38,424	32,473	37,295	31,648

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$36,897	$42,445
Restricted cash	9,965	1,103
Short-term investments	197,283	82,006
Accounts receivable, net of allowance of $96 and $50, respectively	27,959	34,139
Contract assets	26,025	28,595
Inventories	6,178	6,178
Prepaid expenses and other current assets	5,482	12,329
Total current assets	309,789	206,795
Property and equipment - net	90,980	79,037
Operating lease right of use assets - net	5,559	3,418
Goodwill	10,279	10,279
Intangible assets - net	3,500	4,422
Satellite work in process	95,608	80,651
Other assets	1,311	1,644
Total assets	$517,026	$386,246
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$13,787	$14,945
Contract liabilities - current	18,995	20,518
Debt - current portion	11,672	7,937
Other current liabilities	8,639	16,061
Total current liabilities	53,093	59,461
Operating lease liabilities	10,059	7,579
Derivative liabilities	39,171	20,648
Long-term debt - net of current portion	199,166	193,180
Other liabilities	4,005	10,503
Total liabilities	305,494	291,371
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 40,925 and 36,227 shares; outstanding, 40,628 shares and 35,930 shares as of June 30, 2026 and December 31, 2025, respectively.	4	4
Additional paid-in capital	988,473	821,319
Accumulated deficit	(776,945)	(726,448)
Total stockholders’ equity	211,532	94,875
Total liabilities and stockholders’ equity	$517,026	$386,246

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(50,497)	$(54,052)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	17,244	14,444
Transfer of satellite work in process to mission solutions costs	596	—
Operating lease right of use assets amortization	347	306
Stock-based compensation expense	8,417	6,351
Amortization of debt issuance costs and non-cash interest expense	458	4,017
Loss on derivatives	18,734	22,534
Non-cash interest income	(1,531)	(872)
Other	51	5
Changes in operating assets and liabilities:
Accounts receivable	6,129	7,720
Contract assets - current and long-term	2,785	(14,324)
Inventories	—	5,997
Prepaid expenses and other current assets	6,883	605
Other assets	(244)	(40)
Accounts payable and accrued liabilities	783	(8,065)
Other current liabilities	(8,015)	1,168
Contract liabilities - current and long-term	(8,021)	34,183
Other liabilities	—	(12)
Net cash (used in) provided by operating activities	(5,881)	19,965
Cash flows from investing activities:
Purchase of property and equipment	(7,287)	(8,096)
Satellite work in process	(23,892)	(10,772)
Purchases of short-term investments	(178,997)	(56,953)
Proceeds from maturities of short-term investments	65,250	26,000
Net cash used in investing activities	(144,926)	(49,821)
Cash flows from financing activities:
Proceeds from equity issuances, net of equity issuance costs	160,170	40,861
Proceeds from warrants exercised	123	—
Proceeds from options exercised and ESPP shares purchased	805	180
Repayments of debt	(3,938)	(563)
Payments for debt issuance costs	—	(175)
Withholding tax payments on vesting of restricted stock units	(3,039)	(1,086)
Payments for deferred offering costs	—	(31)
Net cash provided by financing activities	154,121	39,186
Net increase in cash, cash equivalents, and restricted cash	3,314	9,330
Cash, cash equivalents, and restricted cash – beginning of year	43,548	14,378
Cash, cash equivalents, and restricted cash – end of period	$46,862	$23,708

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(20,834)	$(41,239)	$(50,497)	$(54,052)
Interest income	(1,348)	(677)	(2,372)	(1,250)
Interest expense	3,865	3,509	7,797	6,852
Income tax expense	—	35	—	65
Depreciation and amortization	7,997	7,208	17,244	14,444
Loss on derivatives	10,517	24,435	18,734	22,534
Stock-based compensation expense	4,312	3,454	8,417	6,351
Severance	180	6	252	332
Litigation, settlements, and related costs	32	77	50	215
Non-recurring transaction costs	17	375	17	1,031
Impairment and asset disposals	—	—	—	44
Adjusted EBITDA	$4,738	$(2,817)	$(358)	$(3,434)

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses	$32,066	$29,892	$64,045	$58,815
Depreciation and amortization	(7,997)	(7,208)	(17,244)	(14,444)
Stock-based compensation for selling, general and administrative costs	(4,066)	(3,288)	(7,993)	(6,045)
Cash operating expenses	$20,003	$19,396	$38,808	$38,326